SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2)
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                     PENN ENGINEERING & MANUFACTURING CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                     PENN ENGINEERING & MANUFACTURING CORP.

                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[x]   No fee required

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
      2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
      4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
      5) Total fee paid:
         -----------------------------------------------------------------------

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      1) Amount previously paid:
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      2) Form, Schedule or Registration Statement no.:
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      3) Filing Party:
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      4) Date Filed:
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


                     PENN ENGINEERING & MANUFACTURING CORP.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD ON WEDNESDAY, APRIL 30, 1997

TO THE STOCKHOLDERS OF PENN ENGINEERING & MANUFACTURING CORP.:

     The Annual Meeting of Stockholders of Penn Engineering & Manufacturing Corp. (hereinafter called the "Company") will be held on Wednesday, April 30, 1997 at 2:00 p.m., local time, at the offices of the Company, Building #3, Old Easton Road, Danboro, Pennsylvania 18916, for the following purposes:

          1. To elect three Class C Directors of the Company to hold office until the Annual Meeting of Stockholders to be held in 2000 and until their successors are duly elected;

          2. To consider and vote upon a proposal to elect Deloitte & Touche LLP as auditors for the Company for its 1997 fiscal year;

          3. To transact such other business as may properly come before the Annual Meeting and any adjournment, postponement or continuation thereof.

     The Board of Directors has fixed the close of business on March 14, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

     A copy of the Company's Annual Report for the year ended December 31, 1996 is being mailed to the stockholders together with this Notice.

     If you do not expect to attend the Annual Meeting in person, please fill in, sign, date, and return the enclosed form of proxy in the enclosed envelope to Chase Mellon Shareholder Services, L.L.C.

                                          By Order of the Board of Directors,
                                          Kenneth A. Swanstrom
                                          Chairman of the Board

Date: March 31, 1997

                     PENN ENGINEERING & MANUFACTURING CORP.

                          ---------------------------

                                PROXY STATEMENT

                          ---------------------------

     This Proxy Statement and the form of proxy enclosed herewith, which are first being mailed to stockholders on or about March 31, 1997, are furnished in connection with the solicitation by the Board of Directors of Penn Engineering & Manufacturing Corp. (the "Company") of proxies to be voted at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Wednesday, April 30, 1997 at 2:00 p.m., local time, and at any adjournment, postponement or continuation thereof, at the offices of the Company, Building #3, Old Easton Road, Danboro, Pennsylvania 18916. The Company's principal executive offices are located at Building #1, Old Easton Road, Danboro, Pennsylvania 18916.

     Shares represented by proxies in the accompanying form, if properly signed and returned, will be voted in accordance with the specifications made thereon by the stockholders. Any proxy not specifying to the contrary will be voted for the election of the nominees for Class C Director named below and in favor of the election of Deloitte & Touche LLP as auditors of the Company for its 1997 fiscal year. A stockholder who signs and returns a proxy in the accompanying form may revoke it at any time before it is voted by giving written notice of revocation or a duly executed proxy bearing a later date to the Secretary of the Company or by attending the Annual Meeting and voting in person.

     The cost of solicitation of proxies in the accompanying form will be borne by the Company, including expenses in connection with preparing and mailing this Proxy Statement. Such solicitation will be made by mail and may also be made on behalf of the Company by the Company's regular officers and employees, none of whom will receive special compensation for such services. The Company, upon request therefor, will reimburse brokers, nominees, fiduciaries and custodians and persons holding shares in their names or in the names of nominees for their reasonable expenses in sending proxies and proxy material to beneficial owners.

     The Company has two classes of common stock: Common Stock, par value $.01 per share ("Common Stock"), and Class A Common Stock, par value $.01 per share (the "Class A Common Stock"). Holders of record of both classes at the close of business on March 14, 1997 will be entitled to notice of the Annual Meeting, but only holders of Class A Common Stock of record at the close of business on March 14, 1997 will be entitled to vote at the Annual Meeting. As of March 14, 1997, the Company had outstanding 1,707,082 shares of Class A Common Stock, each of which is entitled to one vote. Cumulative voting rights do not exist with respect to the election of directors. The holders of Common Stock will have no voting rights at the Annual Meeting. For purposes of the Annual Meeting, a quorum means a majority of the outstanding shares of Class A Common Stock represented in person or by proxy at the Annual Meeting.

     As of March 14, 1997, certain stockholders listed in the table herein under "Beneficial Ownership of Common Stock and Class A Common Stock" beneficially owned in the aggregate 894,890 shares, or approximately 52.4%, of the Company's outstanding Class A Common Stock. Such stockholders have advised the Company that they will vote their shares for the election of Willard S. Boothby, Jr., Thomas M. Hyndman, Jr., and Daryl L. Swanstrom as Class C Directors and for the election of Deloitte & Touche LLP as the Company's auditors for 1997. Accordingly, Messrs. Boothby and Hyndman and Mrs. Swanstrom will be elected as Class C Directors, and Deloitte & Touche will be elected as auditors for the Company for 1997 regardless of the votes of the Company's stockholders other than those listed in such table.

                    BENEFICIAL OWNERSHIP OF COMMON STOCK AND
                              CLASS A COMMON STOCK

     The following table sets forth, as of February 28, 1997, the amount and percentage of the Company's outstanding Common Stock and Class A Common Stock beneficially owned by (i) each person who is known by the Company to own beneficially more than 5% of its outstanding Common Stock or Class A Common Stock, (ii) each director and nominee for director, (iii) each executive officer named in the Summary Compensation Table, and (iv) all executive officers and directors of the Company as a group.

                                                                        TITLE OF     NUMBER OF
                                                                        CLASS OF      SHARES
                                                                        CAPITAL     BENEFICIALLY   PERCENT
NAME OF INDIVIDUAL OR IDENTITY OF GROUP                                  STOCK       OWNED(1)     OF CLASS
--------------------------------------------------------------------  ------------  -----------  -----------
5% HOLDERS:
Kenneth A. Swanstrom
P.O. Box 1000
Danboro, PA 18916

  Individually (2)                                                      Common         633,923          9.1%
                                                                        Class A        244,641         14.3%

  Trust under the Will of Gladys Swanstrom (3)                          Common          91,425          1.3%
                                                                        Class A         62,975          3.7%

  Trusts under the Will of Klas A. Swanstrom (3)                        Common         197,916          2.8%
                                                                        Class A         98,472          5.8%

Daryl L. Swanstrom
P.O. Box 2309
Peachtree City, GA 30269

  Individually (4)                                                      Common         297,077          4.3%
                                                                        Class A        209,448         12.3%

  Trust under Item Fourth of the Will of                                Common          62,720            *
       Lawrence W. Swanstrom (5)                                        Class A         54,240          3.2%

  Trust under Item Fifth of the Will of                                 Common         216,649          3.1%
       Lawrence W. Swanstrom (5)                                        Class A        111,794          6.5%

Thomas M. Hyndman, Jr. (6)
c/o Duane, Morris & Heckscher
4200 One Liberty Place
Philadelphia, PA 19103-7396

  Individually                                                          Common           2,110            *
                                                                        Class A            570            *

  Trust under the Will of Gladys Swanstrom (3)                          Common          91,425          1.3%
                                                                        Class A         62,975          3.7%

  Trusts under the Will of Klas A. Swanstrom (3)                        Common         197,916          2.8%
                                                                        Class A         98,472          5.8%

                                                                        TITLE OF     NUMBER OF
                                                                        CLASS OF      SHARES
                                                                        CAPITAL     BENEFICIALLY   PERCENT
NAME OF INDIVIDUAL OR IDENTITY OF GROUP                                  STOCK       OWNED(1)     OF CLASS
--------------------------------------------------------------------   ----------    ---------    ---------

  Trust under Item Fourth of the Will of                                Common          62,720            *
       Lawrence W. Swanstrom (5)                                        Class A         54,240          3.2%

  Trust under Item Fifth of the Will of                                 Common         216,649          3.1%
       Lawrence W. Swanstrom (5)                                        Class A        111,794          6.5%

  Trust under Deed of Klas A. Swanstrom dated 1/12/73 (7)               Common          95,750          1.4%
                                                                        Class A         57,750          3.4%
PNC Bank, National Association
398 North Main Street
Doylestown, PA 18901
  Trust under the Will of Gladys Swanstrom (3)                          Common          91,425          1.3%
                                                                        Class A         62,975          3.7%
  Trusts under the Will of Klas A. Swanstrom (3)                        Common         197,916          2.8%
                                                                        Class A         98,472          5.8%
  Trust under Deed of Klas A. Swanstrom dated 1/12/73 (7)               Common          95,750          1.4%
                                                                        Class A         57,750          3.4%
  Trust under Deed of Klas A. Swanstrom dated 9/26/66 (8)               Common          61,250            *
                                                                        Class A         38,500          2.3%
  Trust under Deed of Gladys Swanstrom dated 9/26/66 (8)                Common          26,250            *
                                                                        Class A         16,500            *
Quest Advisory Corp. (9)                                                Common         608,550          8.7%
Quest Management Company                                                Class A        156,350          9.2%
1414 Avenue of the Americas
New York, NY 10019
Dimensional Fund Advisors Inc. (10)                                     Common         258,900          3.7%
1299 Ocean Avenue                                                       Class A         84,400          5.0%
11th Floor
Santa Monica, CA 90401
Morgan Stanley Group Inc. (11)                                          Common         459,800          6.6%
1585 Broadway
New York, NY 10036
DIRECTORS: (12)
Willard S. Boothby, Jr.                                                 Common           1,200            *
                                                                        Class A            400            *
Frank S. Hermance                                                       Common           1,000            *
                                                                        Class A             --            *
Lewis W. Hull (13)                                                      Common           6,000            *
                                                                        Class A          2,000            *

                                                                        TITLE OF     NUMBER OF
                                                                        CLASS OF      SHARES
                                                                        CAPITAL     BENEFICIALLY   PERCENT
NAME OF INDIVIDUAL OR IDENTITY OF GROUP                                  STOCK       OWNED(1)     OF CLASS
--------------------------------------------------------------------   ----------    ---------    ---------

Maurice D. Oaks                                                         Common             500            *
                                                                        Class A             --            *
Mark W. Simon (14)                                                      Common             525            *
                                                                        Class A            100            *
EXECUTIVE OFFICERS: (15)
Richard B. Ernest (16)                                                  Common          16,140            *
                                                                        Class A          5,230            *
Martin Bidart (17)                                                      Common             400            *
                                                                        Class A            100            *
Raymond L. Bievenour                                                    Common             550            *
                                                                        Class A            100            *
All Executive Officers and Directors as a Group (15 persons)            Common       1,711,935         24.6%
                                                                        Class A        902,920         52.9%

----------
  *  Less than 1%.

 (1) Under the rules of the Commission, a person is deemed to be the beneficial owner of securities if such person has, or shares, "voting power" which includes the power to vote, or to direct the voting of, such securities or "investment power" which includes the power to dispose, or to direct the disposition, of such securities. Under these rules, more than one person may be deemed the beneficial owner of the same securities. The information set forth in the above table includes all shares of Common Stock and Class A Common Stock of the Company over which the above-named persons individually or together share voting power or investment power.

 (2) Under the rules of the Commission, the maximum beneficial ownership of the Company's outstanding Class A Common Stock which Kenneth A. Swanstrom could be deemed to have is 23.8%. Mr. Swanstrom has sole voting and dispositive power with respect to 633,923 shares of Common Stock and 244,641 shares of Class A Common Stock, of which totals 11,301 shares of Common Stock and 3,767 shares of Class A Common Stock are owned by Mr. Swanstrom's wife and 2,100 shares of Common Stock and 700 shares of Class A Common Stock are owned by their daughters. Mr. Swanstrom disclaims beneficial ownership of the shares held by his wife and daughters. Mr. Swanstrom has shared voting and dispositive power with respect to 91,425 shares of Common Stock and 62,975 shares of Class A Common Stock held by the Trust under the Will of Gladys Swanstrom and 197,916 shares of Common Stock and 98,472 shares of Class A Common Stock held by the Trusts under the Will of Klas A. Swanstrom.

 (3) The Trustees are Kenneth A. Swanstrom, Thomas M. Hyndman, Jr., and PNC Bank, N.A. ("PNC").

 (4) Under the rules of the Commission, the maximum beneficial ownership of the Company's outstanding Class A Common Stock which Daryl L. Swanstrom could be deemed to have is 22.0%. Mrs. Swanstrom has sole voting and dispositive power with respect to 297,077 shares of Common Stock and 209,448 shares of Class A Common Stock and shared voting and dispositive power with respect to 62,720 shares of Common Stock and 54,240 shares of Class A Common Stock held by the Trust under Item Fourth of the Will of Lawrence W. Swanstrom and 216,649 shares of Common Stock and 111,794 shares of Class A Common Stock held by the Trust under Item Fifth of the Will of Lawrence W. Swanstrom. Pursuant to an agreement between Mrs. Swanstrom and the Company, which expires December 31, 2006, Mrs. Swanstrom has agreed not to sell or otherwise transfer or dispose of any shares of the Company's Class A Common Stock owned by her or that she may acquire without first offering to sell such shares to the Company. The purchase price upon exercise of the Company's option to purchase such shares is the higher of the market price of such shares on the day prior to the day such shares are offered to the Company or the price offered by a third party for such shares.

 (5) The Trustees are Daryl L. Swanstrom, Thomas M. Hyndman, Jr., and NationsBank of Georgia, N.A.

 (6) Under the rules of the Commission, the maximum beneficial ownership of the Company's outstanding Class A Common Stock which Thomas M. Hyndman, Jr. could be deemed to have is 22.6%. Mr. Hyndman has sole voting and dispositive power with respect to 2,110 shares of Common Stock and 570 shares of Class A Common Stock, of which totals 400 shares of Common Stock are owned by Mr. Hyndman's wife. Mr. Hyndman disclaims beneficial ownership of the shares held by his wife. Mr. Hyndman has shared voting and dispositive power with respect to the 62,720 shares of Common Stock and 54,240 shares of Class A Common Stock held by the Trust under Item Fourth of the Will of Lawrence W. Swanstrom, 216,649 shares of Common Stock and 111,794 shares of Class A Common Stock held by the Trust under Item Fifth of the Will of Lawrence W. Swanstrom, 91,425 shares of Common Stock and 62,975 shares of Class A Common Stock held by the Trust under the Will of Gladys Swanstrom, 77,500 shares of Common Stock and 57,750 shares of Class A Common Stock held by the Trust under the Deed of Klas A. Swanstrom dated 1/12/73, and 197,916 shares of Common Stock and 98,472 shares of Class A Common Stock held by the Trusts under the Will of Klas A. Swanstrom.

 (7) The Trustees are Thomas M. Hyndman, Jr. and PNC.

 (8) Under the rules of the Commission, the maximum beneficial ownership of the Company's outstanding Class A Common Stock which PNC could be deemed to have is 6.7%. Of these shares, (i) 91,425 shares of Common Stock and 62,975 shares of Class A Common Stock are held by the Trust under the Will of Gladys Swanstrom and 197,916 shares of Common Stock and 98,472 shares of Class A Common Stock are held by the Trusts under the Will of Klas A. Swanstrom, with voting power shared with Kenneth A. Swanstrom and Thomas M. Hyndman; (ii) 95,750 shares of Common Stock and 57,750 shares of Class A Common Stock are held by the Trust under the Deed of Klas A. Swanstrom dated 1/12/73 with voting power shared with Mr. Hyndman; and (iii) 61,250 shares of Common Stock and 38,500 shares of Class A Common Stock are held by the Trust under Deed of Klas A. Swanstrom dated 9/26/66 and 26,250 shares of Common Stock and 16,500 shares of Class A Common Stock are held by the Trust under Deed of Gladys Swanstrom dated 9/26/66, with voting power shared with Stephen D. Teaford.

 (9) According to Amendment No. 8 to a Schedule 13G dated February 4, 1997, filed by Quest Advisory Corp., a New York corporation ("Quest"), Quest Management Company ("QMC") and Charles M. Royce, Quest, QMC, and Mr. Royce reported as a "group" pursuant to Rule 13d-1(b)(ii)(H) of the Securities Exchange Act of 1934 (the "Exchange Act") with respect to these shares. According to such Amendment, Quest has sole voting and dispositive power with respect to 590,950 shares of Common Stock and 147,150 shares of Class A Common Stock, and QMC has sole voting and dispositive power with respect to 17,600 shares of Common Stock and 9,200 shares of Class A Common Stock. Mr. Royce may be deemed to be a controlling person of Quest and QMC and as such may be deemed to beneficially own the shares of Capital Stock beneficially owned by Quest and QMC. Mr. Royce does not own any shares outside of Quest and QMC and disclaims beneficial ownership of the shares held by Quest and QMC.

(10) According to Amendment No. 3 to a Schedule 13G dated February 5, 1997, Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment adviser, is deemed to have beneficial ownership of 258,800 shares of Common Stock and 84,400 shares of Class A Common Stock as of December 31, 1996, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, for all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

(11) According to a Schedule 13G dated February 14, 1996, filed by Morgan Stanley Group Inc. and Miller Anderson & Sherrerd LLP, such persons may be deemed the beneficial owners of an aggregate of 459,800 shares of Common Stock held in accounts managed on a discretionary basis by wholly owned subsidiaries of Morgan Stanley Group Inc., including Miller Anderson & Sherrerd LLP.

(12) Excludes directors listed under "5% Holders."

(13) Of these shares, 3,000 shares of Common Stock and 1,000 shares of Class A Common Stock are owned by Mr. Hull's wife. Mr. Hull disclaims beneficial ownership of the shares held by his wife.

(14) Of these shares, 25 shares of Common Stock are owned by Mr. Simon's daughter. Mr. Simon disclaims beneficial ownership of the shares held by his daughter.

(15) Excludes executive officers listed under "5% Holders" and executive officers listed under "Directors."

(16) Of these shares, 4,500 shares of Common Stock and 1,500 shares of Class A Common Stock are held jointly with Mr. Ernest's sister.

(17) Of these shares, 100 shares of Common Stock are owned by Mr. Bidart's wife and 100 shares of Class A Common Stock and 300 shares of Common Stock are owned jointly with Mr. Bidart's wife. Mr. Bidart disclaims beneficial ownership of the 100 shares of Common Stock owned by his wife.

                             ELECTION OF DIRECTORS

     At the Annual Meeting, three Class C Directors will be elected for a term expiring at the 2000 Annual Meeting of Stockholders and when their successors have been duly elected. The Class A Directors and the Class B Directors will continue in office for the remainder of their respective terms shown below. Under the Company's By-laws, the number of directors constituting the entire Board of Directors is determined by the Board of Directors, but such number may not be less than three nor more than twelve. The Board of Directors has currently fixed the number of members of the Board of Directors at eight.

     Unless otherwise instructed, the proxy holders will vote the proxies received by them for the election of the nominees for Class C Directors listed below, each of whom is currently a director of the Company. If any nominee becomes unavailable for any reason, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors. The Board of Directors believes that the nominees named will be able to serve if elected. Any vacancy on the Board of Directors for any reason may be filled by the affirmative vote of 80% of the directors then in office. The three nominees for Class C Director receiving the highest number of votes cast at the Annual Meeting will be elected. Shares held by brokers or nominees as to which the broker or nominee does not have discretionary voting power, i.e., broker non-votes, will be treated as not present and not entitled to vote with respect to the election of directors. Abstentions and broker non-votes on the election of the directors will have no effect since they will not represent votes cast at the Annual Meeting for the purpose of electing directors.

     Certain information with respect to each nominee for Class C Director, and each Class A Director and Class B Director continuing in office following the Annual Meeting is as follows:

                         NOMINEES FOR CLASS C DIRECTORS

                                                              PRINCIPAL OCCUPATION       DIRECTOR
NAME                                             AGE          FOR PAST FIVE YEARS          SINCE                CLASS
-------------------------------------------  -----------  ----------------------------  -----------  ----------------------------
Willard S. Boothby, Jr. (1)(2)(4)..........          75   Former Managing Director,           1984   Class C; Term expires 2000*
                                                            PaineWebber Incorporated,
                                                            brokerage services
Thomas M. Hyndman, Jr. (1)(2)(5)...........          72   Of Counsel since 1993,              1974   Class C; Term expires 2000*
                                                            Partner, from 1957 to
                                                            1992, Duane, Morris &
                                                            Heckscher, Attorneys and
                                                            Counsel to the Company
Daryl L. Swanstrom (2)(6)..................          50   President, Spyraflo, Inc.,          1987   Class C; Term expires 2000*
                                                            manufacturer of miniature
                                                            self-aligning sleeve
                                                            bearings and linear
                                                            slides; formerly President
                                                            of Engineered Components,
                                                            Inc., distributor of
                                                            electric components

----------
* If elected at the Annual Meeting

                         DIRECTORS CONTINUING IN OFFICE

                                                              PRINCIPAL OCCUPATION       DIRECTOR
NAME                                             AGE          FOR PAST FIVE YEARS          SINCE                CLASS
-------------------------------------------  -----------  ----------------------------  -----------  ----------------------------
CLASS A DIRECTORS
Maurice D. Oaks(1).........................          63   Former Vice President of            1994   Class A; Term expires 1998
                                                            Worldwide Operations
                                                            Planning of Bristol-Myers
                                                            Squibb
Frank S. Hermance..........................          48   President and Chief                 1996   Class A; Term Expires 1998
                                                            Operating Officer of
                                                            Ametek, Inc. from November
                                                            1996 to present; formerly
                                                            held other executive
                                                            positions at Ametek, Inc.,
                                                            including, most recently,
                                                            Executive Vice President
                                                            and Chief Operating
                                                            Officer of Ametek, Inc.
                                                            and President of its
                                                            Precision Instrument Group

CLASS B DIRECTORS
Kenneth A. Swanstrom.......................          57   Chairman, President, and            1970   Class B; Term expires 1999
                                                            Chief Executive Officer of
                                                            the Company since August
                                                            1993; President and Chief
                                                            Operating Officer of the
                                                            Company from 1979 until
                                                            August 1993
Lewis W. Hull(1)(2)(3).....................          80   Chairman, Hull Corporation,         1974   Class B; Term expires 1999
                                                            manufacturer of freeze-
                                                            dryer and injection
                                                            molding equipment
Mark W. Simon..............................          58   Vice President-Finance,             1983   Class B; Term expires 1999
                                                            Chief Financial Officer and
                                                            Corporate Secretary of the
                                                            Company

------------------

(1) Member of the Audit Committee. The Audit Committee is appointed annually by the Board of Directors to recommend the selection of independent auditors, review the scope and results of the audit, review the adequacy of the Company's accounting, financial and operating controls, and supervise investigations. During 1996, the Audit Committee held three meetings.
(2) Member of the Compensation Committee. The Compensation Committee is appointed annually by the Board of Directors to recommend to the Board of Directors remuneration for senior management, adoption of compensation plans in which officers are eligible to participate, and related matters. The Compensation

    Committee also administers the Company's 1996 Equity Incentive Plan and the Company's 1996 Employee Stock Purchase Plan. During 1996, the Compensation Committee held two meetings.
(3) Mr. Hull is also a director of Willow Grove Bank.
(4) Mr. Boothby is also a director of The Glenmede Fund, Inc.
(5) Mr. Hyndman is also a director of Rochester & Pittsburgh Coal Company.
(6) Mrs. Swanstrom is the widow of Kenneth A. Swanstrom's brother, Lawrence W. Swanstrom.

     During 1996, the Company's Board of Directors held nine meetings. None of the directors attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors plus the total number of meetings of all committees of the Board of Directors on which such director served during 1996. The Company's Board of Directors does not have a nominating committee.

                             EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

     The following table sets forth certain information with respect to compensation paid or accrued by the Company in each of the last three years to the Company's Chief Executive Officer and the four other most highly compensated executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG-TERM
                                                                                        COMPENSATION
                                                                                       ---------------
                                                                                           AWARDS
                                                                                       ---------------
                                                           ANNUAL COMPENSATION           SECURITIES
                                                    ---------------------------------    UNDERLYING         ALL OTHER
           NAME AND PRINCIPAL POSITION                YEAR     SALARY ($)   BONUS ($)    OPTIONS(#)     COMPENSATION (1)
--------------------------------------------------  ---------  -----------  ---------  ---------------  -----------------

Kenneth A. Swanstrom, Chairman, President, and           1996   $ 280,000   $ 104,142      15,000           $  18,300
  Chief Executive Officer.........................       1995     270,000     129,416        --                17,680
                                                         1994     250,000     122,662        --                17,100

Mark W. Simon, Vice President -- Finance, Chief          1996   $ 164,320   $  38,198      10,000           $  18,300
  Financial Officer and Corporate Secretary.......       1995     158,000      47,281        --                16,672
                                                         1994     146,000      43,841        --                15,764

Martin Bidart, Vice President -- Manufacturing....       1996   $ 145,600   $  33,846      10,000           $  14,560
                                                         1995     140,000      41,825        --                14,810
                                                         1994     130,000      37,794        --                13,720

Raymond L. Bievenour, Vice President --                  1996   $ 145,600   $  33,846      10,000           $  14,560
  Marketing/Sales.................................       1995     140,000      41,825        --                14,518
                                                         1994     130,000      37,794        --                13,461

Richard B. Ernest, Vice President -- Quality(2)...       1996   $ 135,200   $  31,429        --             $  13,520
                                                         1995     130,000      38,838        --                14,123
                                                         1994     127,500      33,083        --                13,838

----------
(1) Includes amounts of Company contributions for 1996 to the Company's Profit-Sharing Plan, as follows: Kenneth A. Swanstrom, $15,000; Mark W. Simon, $15,000; Martin Bidart, $14,560; Raymond L. Bievenour, $14,560; and Richard B. Ernest, $13,520. The amounts set forth were expensed during the Company's 1996 fiscal year for financial reporting purposes under the Company's Profit-Sharing Plan, which covers all of its United States eligible employees, including officers, whose length of employment qualified them to participate. The Company's contribution to the Profit-Sharing Plan for each year is allocated among the participants in proportion to their compensation for that year. Also included in these amounts are directors fees of $3,300 paid to Mr. Swanstrom and Mr. Simon for meetings attended during 1996.

(2) Mr. Ernest retired on December 31, 1996.

     The following table sets forth information with respect to options granted to the persons named in the Summary Compensation Table above during the fiscal year ended December 31, 1996.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                     INDIVIDUAL GRANTS
----------------------------------------------------------------------------------------------------------------------------
                             NUMBER OF SECURITIES     % OF TOTAL OPTIONS       EXERCISE OR                    GRANT DATE
                              UNDERLYING OPTIONS     GRANTED TO EMPLOYEES      BASE PRICE     EXPIRATION        PRESENT
                                 GRANTED(#)(1)          IN FISCAL YEAR           ($/SH)          DATE         VALUE($)(2)
                             ---------------------  -----------------------  ---------------  -----------  -----------------

Kenneth A. Swanstrom.......           15,000                   11.25%           $  18.375       12/04/06       $  88,200

Mark W. Simon..............           10,000                     7.5               18.375       12/04/06          58,800

Martin Bidart..............           10,000                     7.5               18.375       12/04/06          58,800

Raymond L. Bievenour.......           10,000                     7.5               18.375       12/04/06          58,800

Richard B. Ernest..........               --                      --                   --             --              --

----------
(1) All shares underlying options are shares of Common Stock. Each option becomes exercisable in increments of 25% of the shares underlying such options commencing on the first, second, third and fourth anniversaries of the date of the option grant.

(2) The Black-Scholes model, a widely used and accepted formula for valuing traded stock options, was used to determine the grant date present value of the executive stock options. The Black-Scholes value used in this table is the same value used to report the expense associated with stock options in the Company's audited financial statements in accordance with FAS 123. The following assumptions were used to calculate the Black-Scholes value: a six-year option term, 30% stock price volatility, 5.93% risk-free rate of return, annual dividend yield of 2.25% and an exercise price equal to stock price on the date of grant. The Company has used the historical annual dividend yield and stock price volatility rate as assumptions for the Black-Scholes model. These are not projections, and therefore there is no guarantee that these assumptions will be the actual annual dividend yield or stock price volatility rate over the next six years. There is no gain to executives, however, if the per share market price of the Company's Common Stock does not increase or declines.

     The following table sets forth information with respect to options held at December 31, 1996 by the persons named in the Summary Compensation Table above.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION VALUES(1)

                                                                   NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                                                  UNDERLYING UNEXERCISED            IN-THE-MONEY OPTIONS
                                                                  OPTIONS AT FY-END (#)               AT FY-END ($)(2)
                                                             --------------------------------  -------------------------------
NAME                                                            EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
-----------------------------------------------------------  -----------------  -------------  -----------------  ------------

Kenneth A. Swanstrom.......................................          0             15,000             --           $   38,875

Mark W. Simon..............................................          0             10,000             --               21,250

Martin Bidart..............................................          0             10,000             --               21,250

Raymond L. Bievenour.......................................          0             10,000             --               21,250

Richard B. Ernest..........................................         --               --               --                   --

----------
(1) No options were exercised by the named executive officers during the year ended December 31, 1996.
(2) Represents the difference between the aggregate exercise price and the aggregate market value of the Company's Common Stock as of December 31, 1996.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Company's executive compensation policies are intended to focus the executive's attention and efforts on the attainment of Company goals, reward the executive for the successful attainment of those goals, provide a total compensation package that is competitive with the market for similar talent, and create a feeling of shared destiny between the executives, all the other employees and the Company's stockholders.

     Prior to the Company's fiscal year ended December 31, 1996, the Compensation paid to the Company's executive officers, including its Chief Executive Officer and the four other highest paid officers (the "Named Executive Officers") consisted of a base salary and an annual bonus determined in accordance with the provisions of a formal incentive plan (the "Executive Bonus Plan") originally adopted for the year 1992 and amended thereafter from time to time. The executive officers also are participants in the Company's profit sharing plan, its pension plan, the 1996 Employee Stock Purchase Plan, the 1996 Equity Incentive Plan, and its various fringe benefit programs.

     In 1996, the Board of Directors and Stockholders adopted the 1996 Equity Incentive Plan. The 1996 Equity Incentive Plan was approved by the stockholders of the Company at their annual meeting in May 1996. The 1996 Equity Incentive Plan covers all employees and officers of the Company, including the Named Executive Officers.

     The 1996 Equity Incentive Plan provides for the grant of options to purchase up to 500,000 shares of the Company's Common (Non-Voting) Stock at a price not less than 100% of the fair market value of such stock on the date the option is granted (except, in the case of an incentive stock option grant, if the optionee owns more than 10% of the combined voting power of all classes of stock of the Company, the option price must be at least 110% of the fair market value of the stock on the date of grant). The 1996 Equity Incentive Plan is administered by the Compensation Committee of the Board which has the authority to determine the officers and employees to whom options shall be granted and the type, amount, size, and terms of each such grant (subject always to all of the requirements of the 1996 Equity Incentive
Plan). The purposes of the 1996 Equity Incentive Plan are to provide longer term incentives to the officers and employees of the Company by enabling them to participate in the growth in value of the capital stock of the Company and to better align their long-term interests with those of the Company's stockholders.

     The annual salaries of the Named Executive Officers for fiscal year 1996 were determined in the month of December 1995. In determining the annual salary for each of the executive officers of the Company, including the Named Executive Officers, the Compensation Committee sought to establish salaries that were fair and competitive with those paid by comparable organizations and that fairly reward the executive officers for their performance and the Company's performance. In determining the annual salary of each of the Named Executive Officers, other than the Chief Executive Officer, the evaluation of the Chief Executive Officer of their performance is considered, and each position is measured against the knowledge and problem-solving ability required to fulfill the assigned duties and responsibilities of such position and the officer's impact upon the operations and profitability of the Company.

     The same considerations were taken into account in fixing the Chief Executive Officer's salary for 1996, except that the Committee did not have the recommendation of the Chief Executive Officer.

     The salary increases of the Named Executive Officers, other than the Chief Executive Officer, for 1996 approximated 4%. The Chief Executive Officer's salary increase for 1996 was approximately 3.7%.

     Payments to the Named Executive Officers under the Executive Bonus Plan are determined by five factors, which combined are used to determine the amount of the annual bonus. The first and second factors, each with a weighting factor of 25%, compared the Company's 1996 net income with 1995 net income and the 1996 Business Plan net income. The third and fourth factors, each with a weighting factor of 10%, compared the Company's 1996 consolidated net sales with 1995 consolidated net sales and the 1996 Business Plan consolidated net sales. The fifth factor, with a weighting factor of 30%, compared 1996 return on equity, as defined in the 1996 Business Plan, with 1995 return on equity. The target bonus for each officer, other than the Chief Executive Officer, the Treasurer, and the Corporate Controller, is 25% of the individual's base salary. The target bonus for the Chief Executive Officer is 40% of base salary, and for the Treasurer, and Corporate Controller, is 20% of base salary. The relationship of the Company's 1996 results for each factor to the prior year or the 1996 Business Plan, as approved by the Board of Directors, can cause the annual bonus to range from zero to 150% of the targeted amount. The consideration of earnings before interest and taxes is the most significant factor in determining the annual bonuses paid to all other salaried and hourly workers under the employee incentive plan. Consolidated net income is the most significant factor in determining the annual bonuses paid to the executive officers. These two measures of earnings extend a common thread in the standard of measure for both executive officers' and other employees' annual bonuses.

     Both the fastener and motor operations failed to meet the overall targets established by the Board of Directors for 1996, and, therefore, the bonuses under the incentive plans were less than the targeted awards for all participants.

     The bonus paid to the Chief Executive Officer for the year 1996 was determined in accordance with the current provisions of the Executive Bonus Plan and reflects, in the opinion of the Committee, appropriate rewards for the Company's current performance. The portion of the Chief Executive Officer's bonus as compared to his 1996 target bonus for each factor was as follows: 1996 net income as compared to 1995 net income was 100.42% of target; 1996 net income as compared to the 1996 Business Plan net income was 84.34% of target; 1996 net sales as compared to 1995 net sales were 113.48% of target; 1996 net sales as compared to the 1996 Business

Plan net sales were 96.42% of target and 1996 return on equity as compared to 1995 return on equity was 86.09% of target. Therefore, the total bonus paid to the Chief Executive Officer for 1996 was $104,142. This bonus was $7,858 or 7.02% less than the target amount.

     In determining the grants of stock options under the 1996 Equity Incentive Plan, the Compensation Committee took into account the various factors (described above) considered in determining the annual salaries of the Named Executive Officers, as well as the recommendations of the independent consultant which assisted in the creation of the Plan. In 1996, the Chief Executive Officer was granted non-qualified options to purchase up to 15,000 shares of the Company's Non-Voting Common Stock and each of the other Named Executive Officers was granted non-qualified options to purchase up to 10,000 shares of the Company's Non-Voting Common Stock.

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to a public company for compensation over $1 million paid to each of the company's chief executive officer and the four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Committee did not consider the deductibility for federal tax purposes of the compensation paid to the Chief Executive Officer and the Named Executive Officers under the provisions of Section 162(m) given their current compensation levels. The Committee intends to take the necessary steps to conform the Company's policies with respect to executive compensation in order to comply with the provisions of
Section 162(m) if and at such time as the deductibility thereof becomes affected by such provisions.

                                          Respectfully submitted by
                                          the Compensation Committee
                                          of the Board of Directors

                                          Willard S. Boothby, Jr.
                                          Lewis W. Hull
                                          Thomas M. Hyndman, Jr.
                                          Daryl L. Swanstrom

PERFORMANCE GRAPH

     The following performance graph compares the cumulative total stockholder return on the Company's Common Stock with the S&P 600(Registered) SmallCap Index, the AMEX Market Value Index and the following combined Standard & Poor's line-of-business indices (the "S&P Indices"): Electronics-Semiconductor Companies; Electronics-Instrumentation Companies; Office Equipment Companies; and Communications Equipment Manufacturers. The S&P Indices consist of companies that are representative of the lines of business that generate the major portion of the Company's revenues.


                                    [GRAPHIC]

      In the printed version of this document, a line graph appears which depicts the following plot points:

                                                         BASE                         INDEXED RETURNS
                                                        PERIOD                         YEARS ENDING
COMPANY NAME/INDEX                                      DEC 91      DEC 92     DEC 93     DEC 94     DEC 95     DEC 96
------------------------------------------------------------------------------------------------------------------
Penn Engineering & Manufacturing Corp.
-PNNA/PNN...........................................         100      140.06     182.57     169.36     400.20     346.66
S&P 600(Registered) SmallCap Index..................         100      121.04     143.78     136.92     177.94     215.88
American Stock Exchange Index.......................         100      101.06     120.78     109.78     138.77     147.65
S&P Indices.........................................         100      133.98     172.62     199.07     275.00     405.59

----------
(1) The comparisons of total return on investment (change in year-end stock price plus reinvested dividends) for each of the periods assumes that $100 was invested on December 31, 1991 in each of the Company's Common Stock, the S&P 600(Registered) SmallCap Index, the AMEX Market Value Index, and the S&P Indices with the investment weighted on the basis of market capitalization. Inasmuch as the Company has listed its Common Stock and Class A Common Stock on the New York Stock Exchange, the Company has added the S&P 600(Registered) SmallCap Index to this performance graph, and the Company does not intend to include the AMEX Market Value Index in future years.

PENSION PLAN

     The following table is representative of the annual benefits payable under the Company's qualified retirement plans to an employee currently age 65 whose annual compensation remained unchanged during the last five years of employment and whose benefits will be paid for the remainder of the employee's life.

PENSION PLAN TABLE

                                                                 YEARS OF SERVICE
                                                    ------------------------------------------
ANNUAL COMPENSATION                                    10         20         30         40
--------------------------------------------------  ---------  ---------  ---------  ---------

$75,000...........................................  $   9,045  $  18,090  $  27,135  $  36,180

100,000...........................................     12,170     24,340     36,510     48,680

125,000...........................................     15,295     30,590     45,885     61,180

150,000...........................................     18,420     36,840     55,260     73,680

175,000...........................................     18,420     36,840     55,260     73,680

200,000...........................................     18,420     36,840     55,260     73,680

300,000...........................................     18,420     36,840     55,260     73,680

400,000...........................................     18,420     36,840     55,260     73,680

500,000...........................................     18,420     36,840     55,260     73,680

     Credited full years of service for the five officers listed in the Summary Compensation Table are as follows: Kenneth A. Swanstrom, 36 years; Mark W. Simon, 20 years; Martin Bidart, 6 years; Raymond L. Bievenour,
6 years; and Richard B. Ernest, 35 years. The covered compensation under the Pension Plan Table is that amount shown in the salary and bonus columns of the Summary Compensation Table. The amounts shown in the Pension Plan Table do not reflect any deduction for social security or other offset amounts. Benefits are subject to maximum limitations under the Internal Revenue Code of 1986, as amended (the "Code"). Therefore, with regard to 1996, the maximum salary that can be recognized under the plan is $150,000 and the maximum annual benefit at age 65 is limited to $120,000. The foregoing Pension Plan Table may be used for all five officers, except for Kenneth A. Swanstrom, who is entitled to a higher benefit due to plan provisions protecting prior accrued benefits. Mr. Swanstrom's projected annual benefit at age 65, after 44 years of service, is $107,479.

DIRECTOR COMPENSATION

     The Company's non-employee directors each receive an annual retainer of $10,000 plus a fee of $750 for each meeting attended and reimbursement for travel expenses. Employees who are directors of the Company each received a fee of $250 for each meeting attended in 1996. Members of the Audit Committee and the Compensation Committee each receive a fee of $500 for each meeting attended plus reimbursement for travel expenses.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires that the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, file reports of ownership and changes in ownership with the Commission. Based solely on the Company's review of the copies of such reports received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the period January 1, 1996 through December 31, 1996, all filing requirements applicable to its officers and directors were complied with, except that Lewis Hull filed an amended Form 5 late to report the transaction by his wife for the purchase of 1,000 shares of Class A Common Stock and Mark W. Simon reported late the acquisition of 25 shares of Common Stock by his daughter on his Form 5 report.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Engineered Components/Spyraflo, Inc., which is engaged in the manufacturing and distribution of various products, is an authorized distributor for the Company's products in Florida, Alabama, Georgia, and South Carolina. As such, Engineered Components/Spyraflo, Inc. maintains an inventory of the Company's products which Engineered Components/Spyraflo, Inc. purchases from the Company at the Company's standard distributor prices for resale to Engineered Components/Spyraflo, Inc.'s customers. In 1996, net sales by the Company to Engineered Components/Spyraflo, Inc. were approximately $651,000, and net purchases by the Company from such company were $289,000. At December 31, 1996, the Company had trade receivables balances due from this company of $443,000. Daryl L. Swanstrom, a director of the Company and a member of the Compensation Committee, is President and sole stockholder of Spyraflo, Inc. and was the President of Engineered Components, Inc. until November 1996. The foregoing amounts reflect transactions with Engineered Components, Inc. through November 1996.

     Thomas M. Hyndman, Jr., a director of the Company and a member of the Compensation Committee, is Of Counsel to Duane, Morris & Heckscher, a law firm that performed legal services for the Company during 1996.

                              ELECTION OF AUDITORS

     Deloitte & Touche LLP served as the Company's auditors for the Company's 1996 fiscal year. Unless instructed to the contrary, it is intended that votes will be cast pursuant to the proxies for the election of Deloitte & Touche LLP as auditors for the Company for its 1997 fiscal year. The Company has been advised by such firm that none of its members or any of its associates has any direct financial interest or material indirect financial interest in the Company or its subsidiaries. Election of Deloitte & Touche LLP will require the affirmative vote of the holders of a majority of the shares represented in person or by proxy at the Annual Meeting.

     A representative of Deloitte & Touche LLP will attend the Annual Meeting. This representative will have the opportunity to make a statement, if such representative desires to do so, and will be available to respond to any appropriate questions presented by the stockholders at the Annual Meeting.

                                 ANNUAL REPORT

     A copy of the Company's Annual Report for its fiscal year ended December 31, 1996 is being mailed to the Company's stockholders with this Proxy Statement.

                             STOCKHOLDER PROPOSALS

     Any stockholder who, in accordance with and subject to the provisions of the proxy rules of the Commission, wishes to submit a proposal for inclusion in the Company's proxy statement for the 1998 Annual Meeting of Stockholders must deliver such proposal in writing to the Secretary of the Company at the Company's mailing address in Danboro, Pennsylvania, not later than November 30, 1997.

                                 OTHER MATTERS

     The Board of Directors does not know of any matters to be presented for consideration at the Annual Meeting other than the matters described in the Notice of Annual Meeting, but if other matters are properly presented, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their judgment.

                                          By Order of the Board of Directors,
                                          Kenneth A. Swanstrom
                                          Chairman of the Board

March 31, 1997

                     PENN ENGINEERING & MANUFACTURING CORP.
            Annual Meeting of Stockholders to be held April 30, 1997
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                OF THE COMPANY.

         The undersigned hereby constitutes and appoints Kenneth A. Swanstrom and Thomas M. Hyndman, Jr., and each or either of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of the Class A Common Stock of Penn Engineering & Manufacturing Corp. (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the offices of the the Company, Building #3, Old Easton Road, Danboro, Pennsylvania, on Wednesday, April 30, 1997, at 2:00 P.M., and at any adjournment, postponement, or continuation thereof, as follows:

                (Continued and to be signed on the reverse side)

+ FOLD AND DETACH HERE +

Please mark
your votes as     / X /
indicated in
this example


1. Election of Class C Directors

   Nominees: Williard S. Boothby, Jr.         FOR           WITHHOLD
             Thomas M. Hyndman, Jr.                         AUTHORITY
             Daryl L. Swanstrom               /  /             /  /

Instructions: To withhold authority, write the name of the nominee(s) in the space provided:
------------------------------------------------------------------------
2. Approval of Auditors                        FOR     AGAINST     ABSTAIN
   Proposal to elect Deloitte & Touche LLP     / /       / /          / /
   as the Company's independent public
   accountants for 1997

3. In their discretion the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

----------------------------------------------

Mark If You Plan to Attend Annual Meeting  /  /

----------------------------------------------

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the nominees for Class C Directors set forth in proposal 1 and FOR proposal 2.


-----------------------------------------------------
              Signature of Stockholder

-----------------------------------------------------
                     Signature(s)

Date:                                          , 1997
      -----------------------------------------

Note: Please sign your name exactly as it appears hereon. If stock is registered in more than one name, each joint owner must sign. When signing as attorney, executor, administrator, guardian or corporate officer, please give your full title as such.



Please sign, date and return this proxy promptly in the enclosed postage paid envelope.

                            + FOLD AND DETACH HERE +